Exhibit 99.1

For further information:

Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Sarah Lewensohn
312-564-3894
slewensohn@theprivatebank.com

PrivateBancorp Reports Second Quarter Earnings
Earnings per share of $0.37, up 6 percent from first quarter 2013 and 95 percent from second quarter 2012

CHICAGO, July 18, 2013 - PrivateBancorp, Inc. (NASDAQ: PVTB) today reported net income available to common shareholders of $28.9 million, or $0.37 per diluted share, for the second quarter 2013, compared to $27.3 million, or $0.35 per diluted share, for the first quarter 2013 and $14.1 million, or $0.19 per diluted share, for the second quarter 2012. For the six months ended June 30, 2013, the Company had net income available to common shareholders of $56.2 million, or $0.72 per diluted share, as compared to $24.9 million, or $0.34 per diluted share, for the six months ended June 30, 2012.

“This was another quarter of strong performance for us. Our consistent focus on client development, the continued benefit of improving credit quality and our commitment to managing costs and increasing efficiencies drove second quarter net income to $28.9 million, a 6 percent increase from the first quarter and doubled from a year ago,” said Larry D. Richman, President and Chief Executive Officer, PrivateBancorp, Inc. “We continued to add new clients who are consistent with our strategy and most of our growth was in commercial and industrial loans, although loan demand remained low and the environment is competitive. We remain selective and disciplined in business development, with a focus on clients who want a full banking relationship with us. We believe this approach will benefit us as we position our business for greater returns as the economy continues to improve.”

Second Quarter 2013 Highlights

•	Net income of $28.9 million, or $0.37 per share, increased 6 percent as compared to the first quarter 2013 as a result of lower provision for loan losses and non-interest expenses.

•
Operating profit increased to $56.3 million, as compared to $55.3 million for the previous quarter, and included $3.0 million of non-recurring expenses and a $1.9 million positive credit valuation adjustment.

•	Total loans as of June 30, 2013, were $10.1 billion, an increase of $60.8 million from the previous quarter end, with the majority of growth in commercial and industrial loan balances.

•	Net interest margin was 3.22 percent, an increase of 3 basis points as compared to the previous quarter from lower deposit costs and higher loan yields.

•
Nonperforming assets declined 12 percent to $178.9 million from the prior quarter, benefiting from sales of non-performing loans and other real estate owned. Nonperforming assets to total assets were 1.33 percent at June 30, 2013, compared to 1.51 percent at March 31, 2013, and 2.47 percent at June 30, 2012.

Operating Performance

Net revenue was $133.5 million in the second quarter 2013, compared to $134.3 million in the first quarter 2013 and $132.3 million in the second quarter 2012. Operating profit was $56.3 million in the second quarter 2013, compared to $55.3 million in the first quarter 2013 and $48.4 million in the second quarter 2012. The results for the second quarter 2013 reflected a $692,000 increase of net interest income, a $954,000 decline of fee revenue and the benefit of a $1.9 million positive credit valuation adjustment (“CVA”), as compared to a positive $246,000 CVA in the previous quarter. Operating profit for the second quarter 2013 included $2.0 million of restructuring charges and a $1.0 million write-down on repurchased loans.

Net interest income was $103.7 million in the second quarter 2013, compared to $103.0 million in the first quarter 2013 and $105.3 million for the second quarter 2012. Net interest margin was 3.22 percent in the second quarter 2013, compared to 3.19 percent in the first quarter 2013 and 3.46 percent in the second quarter 2012. The increase of net interest margin as compared to the previous quarter was the result of lower rates paid on deposits and the positive impact of higher loan yields.

Non-interest income was $29.0 million in the second quarter 2013, compared to $30.5 million in the first quarter 2013 and $26.2 million in the second quarter 2012. Trust and investments fees increased $406,000, or 9 percent, to $4.8 million, supported by the growth of assets under management and administration in the first half 2013. Treasury management benefited from continued cross-sell success and increased $285,000, or 5 percent, to $6.2 million as compared to the previous quarter. Mortgage banking revenue was $3.2 million, a 23 percent reduction from the previous quarter, reflecting an industry-wide slowdown in refinancing activity. Syndication revenue declined from the record level achieved in the first quarter 2013 to $3.1 million on lower transaction volume in the quarter. Deposit service charges and fees and other income, which in the previous quarter benefited from a $1.1 million gain on loan sale, declined by $1.2 million.

Capital markets revenue of $6.0 million in the second quarter was up from $5.0 million in the previous quarter. Excluding CVA, capital markets revenue declined $627,000 from the previous quarter, reflecting clients' outlook on interest rates.

Net securities gains were $136,000 for the second quarter as compared to $641,000 for the previous quarter.

Expenses

Non-interest expense was $77.3 million in the second quarter 2013, compared to $79.0 million in the first quarter 2013 and $83.9 million in the second quarter 2012, and benefited from active expense management. Compensation expense declined $3.3 million, or 8 percent, from the previous quarter, as the first quarter 2013 experienced seasonally higher payroll taxes and 401k contributions. Net foreclosed property expense benefited from less OREO and decreased 16 percent from the first quarter 2013.

Other expenses in the second quarter 2013 were $7.5 million, as compared to $6.2 million in the previous quarter, and included $2.0 million of restructuring costs associated with the vacating of underutilized space in Michigan and changes to the Atlanta operations. Second quarter 2013 other expenses also included a $1 million write-down on repurchased loans.

The effective tax rate was 38 percent for the second quarter 2013, unchanged from the first quarter 2013 and down from 43 percent for the second quarter 2012, due to the restoration of tax benefits for executive compensation subsequent to the repayment of TARP and the absence of tax charges associated with stock-based compensation.

Credit Quality

Overall asset quality continued to improve during the second quarter 2013. Nonperforming loans were $121.8 million at June 30, 2013, declining 5 percent from March 31, 2013, and 42 percent from June 30, 2012. OREO declined 23 percent from March 31, 2013, and 48 percent from June 30, 2012, as a result of increased property sales and reduced foreclosure activity. Nonperforming assets to total assets were 1.33 percent at June 30, 2013, compared to 1.51 percent at March 31, 2013, and 2.47 percent at June 30, 2012.

The improvement in asset quality resulted in a lower allowance for loan losses. As of June 30, 2013, the allowance for loan losses was $148.2 million as compared to $154.0 million at March 31, 2013, and $174.3 million at June 30, 2012. As a percent of total loans, the allowance for loan losses at June 30, 2013, was 1.47 percent down from 1.53 percent at March 31, 2013, and 1.85 percent at June 30, 2012. Net charge-offs of $14.1 million for the second quarter 2013 were down 20 percent as compared to the previous quarter and 48 percent as compared to second quarter 2012. The provision for loan losses was $8.3 million for the second quarter 2013, a decline of 18 percent from the previous quarter and 52 percent from the second quarter 2012.

Credit quality results exclude covered assets acquired through an FDIC-assisted transaction that are subject to a loss sharing agreement.

Balance Sheet

Total assets were $13.5 billion at June 30, 2013, compared to $13.4 billion at March 31, 2013. Total loans increased 1 percent or $60.8 million to $10.1 billion from the previous quarter end. Financings to new and existing commercial and industrial clients grew 1 percent and comprised 66 percent of the loan portfolio at quarter end.

Total deposits were $11.3 billion at June 30, 2013, a 1 percent decline in comparison to total deposits at March 31, 2013. At June 30, 2013, client deposits comprised 95 percent of total deposits, and the loan to deposit ratio was 89 percent.

The Company's investment securities portfolio was $2.5 billion at June 30, 2013, compared to $2.4 billion at March 31, 2013. The securities portfolio is primarily composed of U.S. government agency backed mortgage securities, U.S. Treasuries, agency backed collateralized mortgage obligations, and investment grade municipal bonds.

Capital

As of June 30, 2013, the total risk-based capital ratio was 13.70 percent, the Tier 1 risk-based capital ratio was 11.04 percent, and the leverage ratio was 10.21 percent. The Tier 1 common capital ratio was 9.05 percent (without giving effect to the final Basel III capital rules adopted and issued by the Federal Reserve Board on July 2, 2013) and tangible common equity ratio was 8.43 percent at the end of the second quarter 2013.

Quarterly Conference Call and Webcast Presentation

PrivateBancorp will host a conference call on Thursday, July 18, 2013, at 10 a.m. CT. The call may be accessed by telephone at (888) 782-9127 (U.S. and Canada) or (706) 634-5643 (International) and entering passcode #13164843. A live webcast of the call can be accessed on the Company website at www.theprivatebank.com by visiting the Investor Relations tab under the About Us section. A rebroadcast will be available beginning approximately two hours after the call until midnight on August 1, 2013, by calling (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International) and entering passcode #13164843.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. As of June 30, 2013, the Company had 36 offices in 10 states and $13.5 billion in assets. The Company website is www.theprivatebank.com.

Forward-Looking Statements

Statements made in this press release that are not historical facts may constitute forward-looking statements within the meaning of federal securities laws. Our ability to predict results or the actual effects of future plans, strategies or events is inherently uncertain. Factors which could cause actual results to differ from those reflected in forward-looking statements include:

•	continued uncertainty regarding U.S. and global economic outlook that may impact market conditions and credit quality or prolong weakness in demand for loans or other banking products and services;

•	unanticipated developments in pending or prospective loan transactions or greater than expected paydowns or payoffs of existing loans;

•	unanticipated changes in interest rates;

•	competitive trends in our markets;

•	unforeseen credit quality problems that could result in charge-offs greater than we have anticipated in our allowance for loan losses;

•	slower than anticipated dispositions of other real estate owned or declines in real estate values which may negatively impact foreclosed property expense;

•	lack of sufficient or cost-effective sources of liquidity or funding as and when needed;

•	loss of key personnel or an inability to recruit and retain appropriate talent;

•	potential impact of recently adopted capital rules;

•	greater than anticipated impact on costs, revenues and offered products and services associated with the implementation of other regulatory changes;

•	changes in monetary or fiscal policies of the U.S. Government; or

•	failures or disruptions to our data processing or other information or operational systems, including the potential impact of disruptions or breaches at our third party service providers.

These factors should be considered in evaluating forward-looking statements and undue reliance should not be placed on our forward-looking statements. Readers should also consider the risks, assumptions and uncertainties set forth in the "Risk Factors" section of our Form 10-K for the year ended December 31, 2012 as well as those set forth in our subsequent periodic reports filed with the SEC. Forward-looking statements speak only as of the date they are made and we assume no obligation to update any of these statements in light of new information, future events or otherwise unless required under the federal securities laws.

Non-U.S. GAAP Financial Measures

This press release contains both financial measures based on accounting principles generally accepted in the United States (U.S. GAAP) and non-U.S. GAAP based financial measures. The Company believes that these non-U.S. GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the Company, its business, and performance trends and facilitates comparisons with the performance of others in the banking industry. If non-U.S. GAAP financial measures are used, the comparable U.S. GAAP financial measure, as well as the reconciliation to the comparable U.S. GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with U.S. GAAP, nor are they necessarily comparable to non-U.S. GAAP performance measures that may be presented by other companies.

Editor's Note: Financial highlights attached. Full financial supplement available on Company's website at www.theprivatebank.com.

Consolidated Income Statements
(Amounts in thousands, except per share data)
(Unaudited)
	Quarters Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Interest Income
Loans, including fees	$107,407	$105,142	$214,194	$208,681
Federal funds sold and interest-bearing deposits in banks	112	133	320	265
Securities:
Taxable	12,519	14,723	25,341	29,981
Exempt from Federal income taxes	1,532	1,336	3,034	2,636
Other interest income	62	131	152	253
Total interest income	121,632	121,465	243,041	241,816
Interest Expense
Interest-bearing demand deposits	1,034	799	2,149	1,435
Savings deposits and money market accounts	3,887	4,265	8,286	8,867
Brokered and time deposits	4,956	5,394	10,085	10,411
Short-term and secured borrowings	410	123	528	265
Long-term debt	7,613	5,538	15,221	11,116
Total interest expense	17,900	16,119	36,269	32,094
Net interest income	103,732	105,346	206,772	209,722
Provision for loan and covered loan losses	8,843	17,038	19,200	44,739
Net interest income after provision for loan and covered loan losses	94,889	88,308	187,572	164,983
Non-interest Income
Trust and Investments	4,800	4,312	9,194	8,531
Mortgage banking	3,198	2,915	7,368	5,578
Capital markets products	6,048	6,033	11,087	13,382
Treasury management	6,209	5,260	12,133	10,414
Loan, letter of credit and commitment fees	4,282	4,359	8,359	8,723
Syndication fees	3,140	2,013	6,972	4,176
Deposit service charges and fees and other income	1,196	1,644	3,587	3,131
Net securities gains (losses)	136	(290)	777	(185)
Total non-interest income	29,009	26,246	59,477	53,750
Non-interest Expense
Salaries and employee benefits	39,854	42,177	82,994	84,875
Net occupancy expense	7,387	7,653	14,921	15,332
Technology and related costs	3,476	3,273	6,940	6,569
Marketing	3,695	3,058	6,012	5,218
Professional services	1,782	2,247	3,681	4,204
Outsourced servicing costs	1,964	2,093	3,598	3,803
Net foreclosed property expenses	5,555	11,894	12,198	20,129
Postage, telephone, and delivery	981	882	1,824	1,751
Insurance	2,804	4,239	5,343	8,544
Loan and collection expense	2,280	2,918	5,057	6,075
Other expenses	7,477	3,424	13,650	7,587
Total non-interest expense	77,255	83,858	156,218	164,087
Income before income taxes	46,643	30,696	90,831	54,646
Income tax provision	17,728	13,192	34,646	22,887
Net income	28,915	17,504	56,185	31,759
Preferred stock dividends and discount accretion	—	3,442	—	6,878
Net income available to common stockholders	$28,915	$14,062	$56,185	$24,881
Per Common Share Data
Basic earnings per share	$0.37	$0.19	$0.72	$0.35
Diluted earnings per share	$0.37	$0.19	$0.72	$0.34
Cash dividends declared	$0.01	$0.01	$0.02	$0.02
Weighted-average common shares outstanding	76,415	70,956	76,280	70,868
Weighted-average diluted common shares outstanding	76,581	71,147	76,393	71,041
Note: Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.

Consolidated Income Statements
(Amounts in thousands, except per share data)
(Unaudited)
	2Q13	1Q13	4Q12	3Q12	2Q12
Interest Income
Loans, including fees	$107,407	$106,787	$108,172	$106,358	$105,142
Federal funds sold and interest-bearing deposits in banks	112	208	452	248	133
Securities:
Taxable	12,519	12,822	12,938	13,907	14,723
Exempt from Federal income taxes	1,532	1,502	1,462	1,389	1,336
Other interest income	62	90	168	126	131
Total interest income	121,632	121,409	123,192	122,028	121,465
Interest Expense
Interest-bearing demand deposits	1,034	1,115	985	958	799
Savings deposits and money market accounts	3,887	4,399	4,531	4,206	4,265
Brokered and time deposits	4,956	5,129	5,561	5,860	5,394
Short-term and secured borrowings	410	118	77	101	123
Long-term debt	7,613	7,608	7,235	5,495	5,538
Total interest expense	17,900	18,369	18,389	16,620	16,119
Net interest income	103,732	103,040	104,803	105,408	105,346
Provision for loan and covered loan losses	8,843	10,357	13,177	13,509	17,038
Net interest income after provision for loan and covered loan losses	94,889	92,683	91,626	91,899	88,308
Non-interest Income
Trust and Investments	4,800	4,394	4,232	4,254	4,312
Mortgage banking	3,198	4,170	4,197	3,685	2,915
Capital markets products	6,048	5,039	6,744	5,832	6,033
Treasury management	6,209	5,924	5,606	5,490	5,260
Loan, letter of credit and commitment fees	4,282	4,077	4,671	4,779	4,359
Syndication fees	3,140	3,832	2,231	2,700	2,013
Deposit service charges and fees and other income	1,196	2,391	1,582	1,308	1,644
Net securities gains (losses)	136	641	191	(211)	(290)
Total non-interest income	29,009	30,468	29,454	27,837	26,246
Non-interest Expense
Salaries and employee benefits	39,854	43,140	45,253	44,820	42,177
Net occupancy expense	7,387	7,534	7,762	7,477	7,653
Technology and related costs	3,476	3,464	3,249	3,432	3,273
Marketing	3,695	2,317	2,448	2,645	3,058
Professional services	1,782	1,899	1,998	2,151	2,247
Outsourced servicing costs	1,964	1,634	1,814	1,802	2,093
Net foreclosed property expenses	5,555	6,643	9,571	8,596	11,894
Postage, telephone, and delivery	981	843	909	837	882
Insurance	2,804	2,539	3,290	3,352	4,239
Loan and collection expense	2,280	2,777	2,227	3,329	2,918
Other expenses	7,477	6,173	2,794	3,289	3,424
Total non-interest expense	77,255	78,963	81,315	81,730	83,858
Income before income taxes	46,643	44,188	39,765	38,006	30,696
Income tax provision	17,728	16,918	16,682	14,952	13,192
Net income	28,915	27,270	23,083	23,054	17,504
Preferred stock dividends and discount accretion	—	—	3,043	3,447	3,442
Net income available to common stockholders	$28,915	$27,270	$20,040	$19,607	$14,062
Per Common Share Data
Basic earnings per share	$0.37	$0.35	$0.26	$0.27	$0.19
Diluted earnings per share	$0.37	$0.35	$0.26	$0.27	$0.19
Cash dividends declared	$0.01	$0.01	$0.01	$0.01	$0.01
Weighted-average common shares outstanding	76,415	76,143	75,035	71,010	70,956
Weighted-average diluted common shares outstanding	76,581	76,203	75,374	71,274	71,147

Consolidated Balance Sheets
(Dollars in thousands)
	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12
	(Unaudited)	(Unaudited)	(Audited)	(Unaudited)	(Unaudited)
Assets
Cash and due from banks	$150,683	$118,583	$234,308	$143,573	$141,563
Federal funds sold and interest-bearing deposits in banks	147,699	203,647	707,143	470,984	315,378
Loans held-for-sale	34,803	38,091	49,696	49,209	35,342
Securities available-for-sale, at fair value	1,580,179	1,457,433	1,451,160	1,550,516	1,625,649
Securities held-to-maturity, at amortized cost	955,688	959,994	863,727	784,930	693,277
Federal Home Loan Bank ("FHLB") stock	34,063	34,288	43,387	43,387	43,467
Loans – excluding covered assets, net of unearned fees	10,094,636	10,033,803	10,139,982	9,625,421	9,436,235
Allowance for loan losses	(148,183)	(153,992)	(161,417)	(166,859)	(174,302)
Loans, net of allowance for loan losses and unearned fees	9,946,453	9,879,811	9,978,565	9,458,562	9,261,933
Covered assets	158,326	176,855	194,216	208,979	244,782
Allowance for covered loan losses	(24,995)	(24,089)	(24,011)	(21,500)	(21,733)
Covered assets, net of allowance for covered loan losses	133,331	152,766	170,205	187,479	223,049
Other real estate owned, excluding covered assets	57,134	73,857	81,880	97,833	109,836
Premises, furniture, and equipment, net	37,025	38,373	39,508	40,526	38,177
Accrued interest receivable	38,325	39,205	34,832	36,892	37,089
Investment in bank owned life insurance	53,216	52,873	52,513	52,134	51,751
Goodwill	94,496	94,509	94,521	94,534	94,546
Other intangible assets	11,266	12,047	12,828	13,500	14,152
Derivative assets	57,361	90,303	99,261	114,777	109,539
Other assets	144,771	126,450	143,981	139,718	147,428
Total assets	$13,476,493	$13,372,230	$14,057,515	$13,278,554	$12,942,176
Liabilities
Demand deposits:
Noninterest-bearing	$2,736,868	$2,756,879	$3,690,340	$3,295,568	$2,920,182
Interest-bearing	1,234,134	1,390,955	1,057,390	893,194	785,879
Savings deposits and money market accounts	4,654,930	4,741,864	4,912,820	4,381,595	4,146,022
Brokered time deposits	1,190,796	983,625	993,455	1,290,796	1,484,435
Time deposits	1,491,604	1,518,980	1,519,629	1,498,287	1,398,012
Total deposits	11,308,332	11,392,303	12,173,634	11,359,440	10,734,530
Short-term and secured borrowings	308,700	107,775	5,000	5,000	335,000
Long-term debt	499,793	499,793	499,793	374,793	374,793
Accrued interest payable	5,963	6,787	7,141	5,287	5,855
Derivative liabilities	62,014	84,370	93,276	108,678	106,064
Other liabilities	58,651	49,137	71,505	61,916	51,780
Total liabilities	12,243,453	12,140,165	12,850,349	11,915,114	11,608,022
Equity
Preferred stock	—	—	—	241,585	241,185
Common stock:
Voting	75,238	73,144	73,479	68,348	68,307
Nonvoting	1,585	3,536	3,536	3,536	3,536
Treasury stock	(9,001)	(9,631)	(24,150)	(22,736)	(22,639)
Additional paid-in capital	1,016,615	1,014,443	1,026,438	956,356	951,127
Retained earnings	134,423	106,288	79,799	60,533	41,651
Accumulated other comprehensive income, net of tax	14,180	44,285	48,064	55,818	50,987
Total equity	1,233,040	1,232,065	1,207,166	1,363,440	1,334,154
Total liabilities and equity	$13,476,493	$13,372,230	$14,057,515	$13,278,554	$12,942,176
Note: Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.

Selected Financial Data
(Amounts in thousands, except per share data)
(Unaudited)
	2Q13		1Q13		4Q12		3Q12		2Q12
Selected Statement of Income Data:
Net interest income	$103,732		$103,040		$104,803		$105,408		$105,346
Net revenue (1)(2)	$133,546		$134,292		$135,022		$133,974		$132,291
Operating profit (1)(2)	$56,291		$55,329		$53,707		$52,244		$48,433
Provision for loan and covered loan losses	$8,843		$10,357		$13,177		$13,509		$17,038
Income before income taxes	$46,643		$44,188		$39,765		$38,006		$30,696
Net income available to common stockholders	$28,915		$27,270		$20,040		$19,607		$14,062

Per Common Share Data:
Basic earnings per share	$0.37		$0.35		$0.26		$0.27		$0.19
Diluted earnings per share	$0.37		$0.35		$0.26		$0.27		$0.19
Dividends declared	$0.01		$0.01		$0.01		$0.01		$0.01
Book value (period end) (1)	$15.88		$15.87		$15.65		$15.49		$15.09
Tangible book value (period end) (1)(2)	$14.52		$14.49		$14.26		$14.00		$13.59
Market value (close)	$21.22		$18.89		$15.32		$15.99		$14.76
Book value multiple	1.34	x	1.19	x	0.98	x	1.03	x	0.98	x

Share Data:
Weighted-average common shares outstanding	76,415		76,143		75,035		71,010		70,956
Weighted-average diluted common shares outstanding	76,581		76,203		75,374		71,274		71,147
Common shares issued (at period end)	78,015		78,050		78,062		73,291		73,273
Common shares outstanding (at period end)	77,630		77,649		77,115		72,436		72,424

Performance Ratio:
Return on average assets	0.86%		0.81%		0.67%		0.70%		0.55%
Return on average common equity	9.28%		9.01%		6.64%		7.00%		5.18%
Return on average tangible common equity (1)(2)	10.30%		10.04%		7.45%		7.91%		5.92%
Net interest margin (1)(2)	3.22%		3.19%		3.16%		3.35%		3.46%
Fee revenue as a percent of total revenue (1)	21.77%		22.45%		21.83%		21.02%		20.12%
Non-interest income to average assets	0.87%		0.91%		0.85%		0.85%		0.83%
Non-interest expense to average assets	2.31%		2.35%		2.35%		2.49%		2.64%
Net overhead ratio (1)	1.44%		1.44%		1.50%		1.64%		1.81%
Efficiency ratio (1) (2)	57.85%		58.80%		60.22%		61.00%		63.39%

Balance Sheet Ratios:
Loans to deposits (period end) (3)	89.27%		88.08%		83.29%		84.73%		87.91%
Average interest-earning assets to average interest-bearing liabilities	139.76%		141.21%		150.03%		147.76%		146.44%

Capital Ratios (period end):
Total risk-based capital (1)	13.70%		13.58%		13.17%		13.90%		14.12%
Tier 1 risk-based capital (1)	11.04%		10.90%		10.51%		12.24%		12.25%
Tier 1 leverage ratio (1)	10.21%		9.81%		9.50%		11.15%		11.20%
Tier 1 common equity to risk-weighted assets (1)(2)(4)	9.05%		8.89%		8.52%		8.12%		8.05%
Tangible common equity to tangible assets (1)(2)	8.43%		8.48%		7.88%		7.70%		7.67%
Total equity to total assets	9.15%		9.21%		8.59%		10.27%		10.31%

(1)	Refer to Glossary of Terms for definition.

(2)	This is a non-U.S. GAAP financial measure. Refer to "Non-U.S. GAAP Financial Measures" for a reconciliation from non-U.S. GAAP to U.S. GAAP.

(3)	Excludes covered assets. Refer to Glossary of Terms for definition.

(4)	Does not give effect to the final Basel III capital rules adopted and issued by the Federal Reserve Board on July 2, 2013.

Selected Financial Data (continued)
(Dollars in thousands)
(Unaudited)

	2Q13	1Q13	4Q12	3Q12	2Q12
Additional Selected Information:
Credit valuation adjustment on capital markets derivatives (1)	$1,882	$246	$854	$5	$(830)
Salaries and employee benefits:
Salaries and wages	$23,397	$24,015	$24,333	$24,373	$23,728
Share-based costs	3,236	2,863	5,665	5,181	5,239
Incentive compensation, retirement costs and other employee benefits	13,221	16,262	15,255	15,266	13,210
Total salaries and employee benefits	$39,854	$43,140	$45,253	$44,820	$42,177

Provision for unfunded commitments	$467	$1,723	$(867)	$—	$—

Assets under management and administration (AUMA) (1)	$5,427,498	$5,515,199	$5,196,094	$5,007,235	$4,738,973
Custody assets included in AUMA	$2,351,163	$2,438,600	$2,345,410	$2,192,530	$2,073,777

Loan Composition (excluding covered assets (1))
(Dollars in thousands)

	6/30/13	% of Total	3/31/13	% of Total	12/31/12	% of Total	9/30/12	% of Total	6/30/12	% of Total
	(Unaudited)		(Unaudited)		(Audited)		(Unaudited)		(Unaudited)
Commercial and industrial	$5,019,494	50%	$4,951,951	49%	$4,901,210	48%	$4,666,375	48%	$4,523,780	48%
Commercial - owner-occupied CRE	1,641,973	16%	1,640,064	16%	1,595,574	16%	1,437,935	15%	1,384,831	15%
Total commercial	6,661,467	66%	6,592,015	65%	6,496,784	64%	6,104,310	63%	5,908,611	63%
Commercial real estate	1,981,541	20%	2,002,833	20%	2,132,063	21%	2,069,423	21%	2,124,492	23%
Commercial real estate - multi-family	520,160	5%	517,418	5%	543,622	5%	544,775	6%	499,250	5%
Total commercial real estate	2,501,701	25%	2,520,251	25%	2,675,685	26%	2,614,198	27%	2,623,742	28%
Construction	211,976	2%	174,077	2%	190,496	2%	162,724	2%	171,014	2%
Residential real estate	347,629	3%	368,569	4%	373,580	4%	360,094	4%	330,254	3%
Home equity	159,958	2%	162,035	2%	167,760	2%	170,068	2%	174,131	2%
Personal	211,905	2%	216,856	2%	235,677	2%	214,027	2%	228,483	2%
Total loans	$10,094,636	100%	$10,033,803	100%	$10,139,982	100%	$9,625,421	100%	$9,436,235	100%

Loan Composition (excluding covered assets (1))
(Dollars in thousands)
(Unaudited)

Commercial Loans Composition by Industry Segment
(Classified pursuant to the North American Industrial Classification System standard industry descriptions and represents our client's primary business activity)
	June 30, 2013				March 31, 2013				December 31, 2012
	Amount	% of Total	Amount Non-performing	% Non-perform-ing(2)	Amount	% of Total	Amount Non-performing	% Non-perform-ing(2)	Amount	% of Total
Manufacturing	$1,523,128	23%	$2,710	*	$1,599,688	24%	$—	—%	$1,496,719	23%
Healthcare	1,562,779	23%	309	*	1,565,431	24%	314	*	1,514,496	23%
Wholesale trade	700,064	11%	133	*	684,791	10%	—	—%	635,477	10%
Finance and insurance	555,911	8%	529	*	504,311	8%	186	*	584,763	9%
Real estate, rental and leasing	347,961	6%	1,793	1%	362,060	6%	512	*	359,947	6%
Professional, scientific and technical services	471,099	7%	3,392	1%	434,650	7%	5,525	1%	391,976	6%
Administrative, support, waste management and remediation services	420,386	6%	11,461	3%	398,024	6%	—	—%	426,960	7%
Architecture, engineering and construction	255,808	4%	10,749	4%	229,797	3%	9,415	4%	225,199	3%
All other (3)	824,331	12%	16,706	2%	813,263	12%	15,371	2%	861,247	13%
Total commercial (4)	$6,661,467	100%	$47,782	1%	$6,592,015	100%	$31,323	*	$6,496,784	100%

Commercial Real Estate and Construction Loan Portfolio by Collateral Type

	June 30, 2013				March 31, 2013				December 31, 2012
	Amount	% of Total	Amount Non-performing	% Non-perform-ing(2)	Amount	% of Total	Amount Non-performing	% Non-perform-ing(2)	Amount	% of Total
Commercial Real Estate Portfolio
Land	$196,839	8%	$18,349	9%	$223,880	9%	$23,335	10%	240,503	9%
Residential 1-4 family	40,589	2%	3,433	8%	48,100	2%	6,148	13%	58,704	2%
Multi-family	520,160	21%	2,654	1%	517,418	20%	9,704	2%	543,622	20%
Industrial/warehouse	273,044	11%	6,955	3%	273,017	11%	7,674	3%	272,535	10%
Office	538,892	21%	6,088	1%	542,737	22%	2,715	1%	566,834	21%
Retail	473,709	19%	2,902	1%	463,915	18%	7,452	2%	472,024	18%
Healthcare	198,548	8%	—	—%	183,359	7%	—	—%	205,318	8%
Mixed use/other	259,920	10%	5,378	2%	267,825	11%	6,615	2%	316,145	12%
Total commercial real estate	$2,501,701	100%	$45,759	2%	$2,520,251	100%	$63,643	3%	$2,675,685	100%
Construction Portfolio
Residential 1-4 family	$13,868	7%	$—	—%	$11,796	7%	$—	—%	14,160	7%
Multi-family	42,409	20%	—	—%	22,230	13%	—	—%	36,129	19%
Industrial/warehouse	8,395	4%	—	—%	2,800	1%	—	—%	29,633	16%
Office	19,487	9%	—	—%	14,212	8%	402	3%	8,863	5%
Retail	63,957	30%	—	—%	51,846	30%	—	—%	37,457	20%
Healthcare	24,362	11%	—	—%	27,005	16%	—	—%	14,196	7%
Mixed use/other	39,498	19%	—	—%	44,188	25%	—	—%	50,058	26%
Total construction	$211,976	100%	$—	—%	$174,077	100%	$402	*	$190,496	100%

(1)	Refer to Glossary of Terms for definition.

(2)	Calculated as nonperforming loans in the respective industry segment or collateral type divided by total loans of the corresponding industry segment or collateral type presented above.

(3)	All other consists of numerous smaller balances across a variety of industries with no category greater than 3%.

(4)	Includes owner-occupied commercial real estate of $1.6 billion at June 30, 2013 and March 31, 2013.

*	Less than 1%.

Asset Quality (excluding covered assets (1))
(Dollars in thousands)
(Unaudited)
	2Q13	1Q13	4Q12	3Q12	2Q12
Credit Quality Key Ratios
Net charge-offs (annualized) to average loans	0.56%	0.70%	0.73%	0.87%	1.16%
Nonperforming loans to total loans	1.21%	1.28%	1.37%	1.87%	2.22%
Nonperforming loans to total assets	0.90%	0.96%	0.99%	1.35%	1.62%
Nonperforming assets to total assets	1.33%	1.51%	1.57%	2.09%	2.47%
Allowance for loan losses to:
Total loans	1.47%	1.53%	1.59%	1.73%	1.85%
Nonperforming loans	122%	120%	116%	93%	83%

Nonperforming assets
Loans past due 90 days and accruing	$—	$—	$—	$—	$—
Nonaccrual loans	121,759	128,657	138,780	179,895	209,339
OREO	57,134	73,857	81,880	97,833	109,836
Total nonperforming assets	$178,893	$202,514	$220,660	$277,728	$319,175

Restructured loans accruing interest	$48,281	$46,591	$60,980	$58,431	$97,690

Special mention loans	$92,880	$106,446	$96,794	$104,706	$108,052
Potential problem loans	$97,196	$78,185	$107,876	$112,929	$164,077

Nonperforming Loans Rollforward
Beginning balance	$128,657	$138,780	$179,895	$209,339	$233,222
Additions:
New nonaccrual loans	26,190	31,331	28,527	38,948	57,717
Reductions:
Return to performing status	(2,288)	—	(3,824)	(236)	(1,953)
Paydowns and payoffs, net of advances	(246)	(885)	(21,454)	(11,094)	(9,961)
Net sales	(12,601)	(12,809)	(20,544)	(21,351)	(25,954)
Transfer to OREO	(3,366)	(6,266)	(2,826)	(3,250)	(9,968)
Transfer to loans held for sale	—	(2,240)	—	(9,200)	—
Charge-offs	(14,587)	(19,254)	(20,994)	(23,261)	(33,764)
Total reductions	(33,088)	(41,454)	(69,642)	(68,392)	(81,600)
Balance at end of period	$121,759	$128,657	$138,780	$179,895	$209,339

OREO Rollforward
Beginning balance	$73,857	$81,880	$97,833	$109,836	$123,498
New foreclosed properties	3,366	6,266	2,826	3,250	9,968
Valuation adjustments	(6,128)	(4,458)	(5,274)	(6,245)	(9,207)
Disposals:
Sales proceeds	(14,677)	(9,067)	(11,526)	(8,041)	(13,517)
Net gain (loss) on sale	716	(764)	(1,979)	(967)	(906)
Balance at end of period	$57,134	$73,857	$81,880	$97,833	$109,836

Restructured Loans Accruing Interest Rollforward
Beginning balance	$46,591	$60,980	$58,431	$97,690	$136,521
Additions:
New restructured loans accruing interest	4,219	458	6,552	2,001	1,864
Restructured loans returned to accruing status	—	—	3,823	—	157
Reductions:
Paydowns and payoffs, net of advances	(2,347)	36	(3,995)	(3,935)	(14,593)
Transfers to nonperforming loans	—	(14,883)	(2,988)	(15,464)	(25,688)
Net sales	—	—	—	—	(170)
Removal of restructured loan status	(182)	—	(843)	(21,861)	(401)
Balance at end of period	$48,281	$46,591	$60,980	$58,431	$97,690

(1)	Refer to Glossary of Terms for definition.

Asset Quality (excluding covered assets (1))
(Dollars in thousands)
(Unaudited)

Credit Quality Indicators (1)
	Special Mention Loans	% of Portfolio Loan Type	Potential Problem Loans	% of Portfolio Loan Type	Non-Performing Loans	% of Portfolio Loan Type	Total Loans
June 30, 2013
Commercial	$83,485	1.3%	$59,748	0.9%	$47,782	0.7%	$6,661,467
Commercial real estate	1,072	*	27,489	1.1%	45,759	1.8%	2,501,701
Construction	—	—%	—	—%	—	—%	211,976
Residential real estate	6,187	1.8%	6,755	1.9%	12,812	3.7%	347,629
Home equity	2,001	1.3%	3,106	1.9%	13,655	8.5%	159,958
Personal	135	0.1%	98	*	1,751	0.8%	211,905
Total	$92,880	0.9%	$97,196	1.0%	$121,759	1.2%	$10,094,636

March 31, 2013
Commercial	$87,966	1.3%	$31,198	0.5%	$31,323	0.5%	$6,592,015
Commercial real estate	11,412	0.5%	33,462	1.3%	63,643	2.5%	2,520,251
Construction	—	—%	—	—%	402	0.2%	174,077
Residential real estate	5,739	1.6%	9,109	2.5%	14,966	4.1%	368,569
Home equity	1,325	0.8%	4,312	2.7%	13,615	8.4%	162,035
Personal	4	*	104	*	4,708	2.2%	216,856
Total	$106,446	1.1%	$78,185	0.8%	$128,657	1.3%	$10,033,803

(1)	Refer to Glossary of Terms for definition.

*	Less than 0.1%.

Loan Portfolio Aging
	Current	30-59 Days Past Due	60-89 Days Past Due	90 Days Past Due and Accruing	Nonaccrual	Total Loans
June 30, 2013
Loan balances:
Commercial	$6,613,146	$539	$—	$—	$47,782	$6,661,467
Commercial real estate	2,446,365	6,690	2,887	—	45,759	2,501,701
Construction	211,976	—	—	—	—	211,976
Residential real estate	334,423	265	129	—	12,812	347,629
Personal and home equity	356,201	256	—	—	15,406	371,863
Total loans	$9,962,111	$7,750	$3,016	$—	$121,759	$10,094,636

% of loan balance:
Commercial	99.27%	0.01%	—%	—%	0.72%	100.00%
Commercial real estate	97.78%	0.27%	0.12%	—%	1.83%	100.00%
Construction	100.00%	—%	—%	—%	—%	100.00%
Residential real estate	96.19%	0.08%	0.04%	—%	3.69%	100.00%
Personal and home equity	95.79%	0.07%	—%	—%	4.14%	100.00%
Total loans	98.69%	0.08%	0.03%	—%	1.20%	100.00%

Asset Quality (excluding covered assets (1))
(Dollars in thousands)
(Unaudited)

	2Q13	1Q13	4Q12	3Q12	2Q12
Nonaccrual loans
Commercial	$47,782	$31,323	$41,913	$61,182	$59,841
Commercial real estate	45,759	63,643	68,554	88,057	119,444
Construction	—	402	557	557	555
Residential real estate	12,812	14,966	11,224	12,502	11,028
Personal and home equity	15,406	18,323	16,532	17,597	18,471
Total	$121,759	$128,657	$138,780	$179,895	$209,339

Nonaccrual loans as a percent of total loan type:
Commercial	0.72%	0.48%	0.65%	1.00%	1.01%
Commercial real estate	1.83%	2.53%	2.56%	3.37%	4.55%
Construction	—%	0.23%	0.29%	0.34%	0.32%
Residential real estate	3.69%	4.06%	3.00%	3.47%	3.34%
Personal and home equity	4.14%	4.84%	4.10%	4.58%	4.59%
Total	1.20%	1.28%	1.37%	1.87%	2.22%

Loans past due 60-89 days and still accruing:
Commercial	$—	$3,725	$1,365	$1,129	$5,064
Commercial real estate	2,887	2,365	5,278	3,588	2,543
Construction	—	—	—	—	—
Residential real estate	129	485	—	655	21
Personal and home equity	—	461	462	1,569	1,017
Total	$3,016	$7,036	$7,105	$6,941	$8,645

Loans past due 60-89 days and still accruing as a percent of total loan type:
Commercial	—%	0.06%	0.02%	0.02%	0.09%
Commercial real estate	0.12%	0.09%	0.20%	0.14%	0.10%
Construction	—%	—%	—%	—%	—%
Residential real estate	0.04%	0.13%	—%	0.18%	0.01%
Personal and home equity	—%	0.12%	0.11%	0.41%	0.25%
Total	0.03%	0.07%	0.07%	0.07%	0.09%

Loans past due 30-59 days and still accruing:
Commercial	$539	$5,647	$2,195	$6,141	$901
Commercial real estate	6,690	5,666	4,073	5,232	1,314
Construction	—	—	—	—	—
Residential real estate	265	2,175	3,260	240	341
Personal and home equity	256	647	1,837	2,072	1,983
Total	$7,750	$14,135	$11,365	$13,685	$4,539

Loans past due 30-59 days and still accruing as a percent of total loan type:
Commercial	0.01%	0.09%	0.03%	0.10%	0.01%
Commercial real estate	0.27%	0.22%	0.15%	0.20%	0.05%
Construction	—%	—%	—%	—%	—%
Residential real estate	0.08%	0.59%	0.87%	0.07%	0.10%
Personal and home equity	0.07%	0.17%	0.46%	0.54%	0.49%
Total	0.08%	0.14%	0.11%	0.14%	0.05%

(1)	Refer to Glossary of Terms for definition.

*	Less than 0.01%.

Asset Quality (excluding covered assets (1))
(Dollars in thousands)
(Unaudited)

Nonaccrual Loan Stratification

	$10.0 Million or More	$5.0 to $9.9 Million	$3.0 to $4.9 Million	$1.5 to $2.9 Million	Under $1.5 Million	Total
June 30, 2013
Amount:
Commercial	$33,593	$—	$3,107	$5,010	$6,072	$47,782
Commercial real estate	11,306	5,864	3,932	3,859	20,798	45,759
Residential real estate	—	—	4,789	—	8,023	12,812
Personal and home equity	—	—	—	—	15,406	15,406
Total	$44,899	$5,864	$11,828	$8,869	$50,299	$121,759

Number of borrowers:
Commercial	3	—	1	2	29	35
Commercial real estate	1	1	1	2	35	40
Residential real estate	—	—	1	—	33	34
Personal and home equity	—	—	—	—	47	47
Total	4	1	3	4	144	156

March 31, 2013
Amount:
Commercial	$12,074	$8,769	$3,082	$4,733	$2,665	$31,323
Commercial real estate	15,890	5,915	8,313	14,977	18,548	63,643
Construction	—	—	—	—	402	402
Residential real estate	—	—	4,789	2,417	7,760	14,966
Personal and home equity	—	—	3,760	—	14,563	18,323
Total	$27,964	$14,684	$19,944	$22,127	$43,938	$128,657

Number of borrowers:
Commercial	1	1	1	2	22	27
Commercial real estate	1	1	2	7	37	48
Construction	—	—	—	—	1	1
Residential real estate	—	—	1	1	29	31
Personal and home equity	—	—	1	—	44	45
Total	2	2	5	10	133	152

(1)	Refer to Glossary of Terms for definition.

Asset Quality (excluding covered assets (1))
(Dollars in thousands)
(Unaudited)

Restructured Loan Accruing Interest Stratification

	$10.0 Million or More	$5.0 to $9.9 Million	$3.0 to $4.9 Million	$1.5 to $2.9 Million	Under $1.5 Million	Total
June 30, 2013
Amount:
Commercial	$25,412	$14,067	$3,969	$—	$425	$43,873
Commercial real estate	—	—	—	2,126	677	2,803
Personal and home equity	—	—	—	—	1,605	1,605
Total	$25,412	$14,067	$3,969	$2,126	$2,707	$48,281

Number of borrowers:
Commercial	2	2	1	—	2	7
Commercial real estate	—	—	—	1	2	3
Personal and home equity	—	—	—	—	2	2
Total	2	2	1	1	6	12

March 31, 2013
Amount:
Commercial	$22,145	$13,919	$—	$—	$783	$36,847
Commercial real estate	—	5,090	—	2,159	877	8,126
Personal and home equity	—	—	—	—	1,618	1,618
Total	$22,145	$19,009	$—	$2,159	$3,278	$46,591

Number of borrowers:
Commercial	2	2	—	—	3	7
Commercial real estate	—	1	—	1	3	5
Personal and home equity	—	—	—	—	2	2
Total	2	3	—	1	8	14

(1)	Refer to Glossary of Terms for definition.

Foreclosed Real Estate (OREO), excluding covered assets (1)
(Dollars in thousands)
(Unaudited)

OREO Properties by Type

	June 30, 2013			March 31, 2013			December 31, 2012
	Number of Properties	Amount	% of Total	Number of Properties	Amount	% of Total	Number of Properties	Amount	% of Total
Single-family homes	17	$3,677	6%	21	$1,861	2%	50	$6,337	8%
Land parcels	143	24,907	44%	151	30,875	42%	170	33,072	40%
Multi-family	5	8,014	14%	6	8,089	11%	6	8,111	10%
Office/industrial	23	15,144	27%	31	21,263	29%	40	27,585	34%
Retail	7	5,392	9%	8	6,709	9%	8	6,775	8%
Mixed use	—	—	—%	2	5,060	7%	—	—	—%
Total	195	$57,134	100%	219	$73,857	100%	274	$81,880	100%

OREO Property Type by Location

	Illinois	Colorado	Wisconsin	South Eastern(2)	Mid Western(3)	Other	Total
June 30, 2013
Single-family homes	$1,121	$—	$322	$—	$2,234	$—	$3,677
Land parcels	14,359	—	—	7,904	2,644	—	24,907
Multi-family	774	7,240	—	—	—	—	8,014
Office/industrial	11,462	—	1,633	—	2,049	—	15,144
Retail	4,743	—	—	580	69	—	5,392
Total	$32,459	$7,240	$1,955	$8,484	$6,996	$—	$57,134
% of Total	57%	13%	3%	15%	12%	—%	100%
March 31, 2013
Single-family homes	$1,642	$—	$—	$—	$219	$—	$1,861
Land parcels	18,700	—	—	9,250	2,925	—	30,875
Multi-family	939	7,150	—	—	—	—	8,089
Office/industrial	15,152	—	2,070	501	3,540	—	21,263
Retail	5,583	—	—	1,126	—	—	6,709
Mixed use	—	—	5,060	—	—	—	5,060
Total	$42,016	$7,150	$7,130	$10,877	$6,684	$—	$73,857
% of Total	56%	10%	10%	15%	9%	—%	100%
December 31, 2012
Single-family homes	$4,301	$—	$—	$—	$1,866	$170	$6,337
Land parcels	18,913	—	—	10,446	3,713	—	33,072
Multi-family	1,178	6,933	—	—	—	—	8,111
Office/industrial	17,960	—	2,300	3,450	3,875	—	27,585
Retail	5,584	—	—	1,191	—	—	6,775
Total	$47,936	$6,933	$2,300	$15,087	$9,454	$170	$81,880
% of Total	59%	8%	3%	18%	12%	*	100%

(1)	Refer to Glossary of Terms for definition.

(2)	Represents the southeastern states of Arkansas, Florida and Georgia.

(3)	Represents the midwestern states of Kansas, Michigan, Missouri, Indiana, and Ohio.

*	Less than 1%.

Allowance for Loan Losses (excluding covered assets (1))
(Dollars in thousands)
(Unaudited)
	2Q13	1Q13	4Q12	3Q12	2Q12
Change in allowance for loan losses:
Balance at beginning of period	$153,992	$161,417	$166,859	$174,302	$183,844
Loans charged-off:
Commercial	(2,372)	(11,146)	(10,388)	(4,062)	(7,769)
Commercial real estate	(8,725)	(7,566)	(8,105)	(16,790)	(17,924)
Construction	—	70	30	64	(828)
Residential real estate	(783)	(436)	(621)	(299)	(1,006)
Home equity	(334)	(374)	(1,640)	(1,001)	(4)
Personal	(2,776)	(5)	(612)	(1,006)	(6,341)
Total charge-offs	(14,990)	(19,457)	(21,336)	(23,094)	(33,872)
Recoveries on loans previously charged-off:
Commercial	459	396	947	919	634
Commercial real estate	141	1,364	2,133	544	4,150
Construction	25	9	16	594	1,664
Residential real estate	2	2	106	7	2
Home equity	199	61	52	117	314
Personal	46	52	43	229	163
Total recoveries	872	1,884	3,297	2,410	6,927
Net charge-offs	(14,118)	(17,573)	(18,039)	(20,684)	(26,945)
Provisions charged to operating expenses	8,309	10,148	12,597	13,241	17,403
Balance at end of period	$148,183	$153,992	$161,417	$166,859	$174,302

Allocation of allowance for loan losses:
General allocated reserve:
Commercial	$64,868	$57,280	$50,450	$49,115	$47,210
Commercial real estate	36,820	45,030	52,700	54,500	53,700
Construction	2,626	2,011	2,317	2,200	2,635
Residential real estate	4,945	5,800	5,700	5,100	5,200
Home equity	3,070	3,700	4,000	3,980	4,200
Personal	3,130	2,900	2,860	2,800	3,260
Total allocated	115,459	116,721	118,027	117,695	116,205
Specific reserve	32,724	37,271	43,390	49,164	58,097
Total	$148,183	$153,992	$161,417	$166,859	$174,302

Allocation of reserve by a percent of total allowance for loan losses:
General allocated reserve:
Commercial	44%	37%	31%	29%	27%
Commercial real estate	25%	29%	33%	33%	31%
Construction	2%	1%	1%	1%	2%
Residential real estate	3%	4%	4%	3%	3%
Home equity	2%	3%	2%	2%	2%
Personal	2%	2%	2%	2%	2%
Total allocated	78%	76%	73%	70%	67%
Specific reserve	22%	24%	27%	30%	33%
Total	100%	100%	100%	100%	100%

Allowance for loan losses to:
Total loans	1.47%	1.53%	1.59%	1.73%	1.85%
Nonperforming loans	122%	120%	116%	93%	83%

(1)	Refer to Glossary of Terms for definition.

Deposits
(Dollars in thousands)

	6/30/13	% of Total	3/31/13	% of Total	12/31/12	% of Total	9/30/12	% of Total	6/30/12	% of Total
	(Unaudited)		(Unaudited)		(Audited)		(Unaudited)		(Unaudited)
Noninterest-bearing deposits	$2,736,868	24%	$2,756,879	24%	$3,690,340	30%	$3,295,568	29%	$2,920,182	27%
Interest-bearing demand deposits	1,234,134	11%	1,390,955	12%	1,057,390	9%	893,194	8%	785,879	7%
Savings deposits	245,133	2%	245,762	2%	310,188	3%	245,906	2%	221,816	2%
Money market accounts	4,409,797	39%	4,496,102	40%	4,602,632	38%	4,135,689	37%	3,924,206	37%
Brokered time deposits:
Traditional	445,666	4%	330,851	3%	382,833	3%	562,717	5%	667,454	6%
Client CDARS(1)	695,130	6%	652,774	6%	610,622	5%	728,079	6%	762,231	7%
Non-client CDARS(1)	50,000	1%	—	—%	—	—%	—	—%	54,750	1%
Total brokered time deposits	1,190,796	11%	983,625	9%	993,455	8%	1,290,796	11%	1,484,435	14%
Time deposits	1,491,604	13%	1,518,980	13%	1,519,629	12%	1,498,287	13%	1,398,012	13%
Total deposits	$11,308,332	100%	$11,392,303	100%	$12,173,634	100%	$11,359,440	100%	$10,734,530	100%
Client deposits(1)	$10,812,666	95%	$11,061,452	97%	$11,790,801	97%	$10,796,723	95%	$10,012,326	93%

(1)	Refer to Glossary of Terms for definition.

Net Interest Margin
(Dollars in thousands)
(Unaudited)
	Quarters Ended June 30,
	2013			2012
	Average Balance	Interest (1)	Yield / Rate	Average Balance	Interest (1)	Yield / Rate
Assets:
Federal funds sold and interest-bearing deposits in banks	$181,823	$112	0.24%	$210,756	$133	0.25%
Securities:
Taxable	2,149,465	12,519	2.33%	2,083,002	14,723	2.83%
Tax-exempt (2)	239,851	2,337	3.90%	171,426	2,035	4.75%
Total securities	2,389,316	14,856	2.49%	2,254,428	16,758	2.97%
FHLB stock	34,270	62	0.72%	43,444	131	1.19%
Loans, excluding covered assets:
Commercial	6,635,679	74,150	4.42%	5,704,843	65,535	4.54%
Commercial real estate	2,502,503	23,920	3.78%	2,778,787	28,586	4.07%
Construction	194,958	2,051	4.16%	152,891	1,536	3.97%
Residential	395,196	3,633	3.68%	347,922	3,630	4.17%
Personal and home equity	376,955	3,031	3.22%	417,427	3,666	3.53%
Total loans, excluding covered assets (3)	10,105,291	106,785	4.18%	9,401,870	102,953	4.34%
Total interest-earning assets before covered assets (2)	12,710,700	121,815	3.80%	11,910,498	119,975	3.99%
Covered assets (4)	148,242	621	1.66%	237,781	2,189	3.66%
Total interest-earning assets (2)	12,858,942	$122,436	3.77%	12,148,279	$122,164	3.99%
Cash and due from banks	143,973			148,174
Allowance for loan and covered loan losses	(181,235)			(218,798)
Other assets	588,082			702,533
Total assets	$13,409,762			$12,780,188
Liabilities and Equity:
Interest-bearing demand deposits	$1,250,305	$1,034	0.33%	$795,833	$799	0.40%
Savings deposits	246,928	126	0.21%	225,335	161	0.29%
Money market accounts	4,383,915	3,760	0.34%	3,920,627	4,104	0.42%
Time deposits	1,494,380	3,772	1.01%	1,341,312	3,862	1.16%
Brokered time deposits	1,152,635	1,184	0.41%	1,382,207	1,532	0.45%
Total interest-bearing deposits	8,528,163	9,876	0.46%	7,665,314	10,458	0.55%
Short-term and secured borrowings	173,089	410	0.94%	250,774	123	0.19%
Long-term debt	499,793	7,613	6.08%	379,463	5,538	5.82%
Total interest-bearing liabilities	9,201,045	$17,899	0.78%	8,295,551	$16,119	0.78%
Noninterest-bearing demand deposits	2,816,783			2,995,802
Other liabilities	141,793			156,656
Equity	1,250,141			1,332,179
Total liabilities and equity	$13,409,762			$12,780,188
Net interest spread (2)(5)			2.99%			3.21%
Effect of noninterest-bearing funds			0.23%			0.25%
Net interest income/margin (2)(5)		$104,537	3.22%		$106,045	3.46%

(1)	Interest income included $6.3 million in loan fees for the quarters ended June 30, 2013 and 2012.

(2)
Interest income and yields are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This is a non-U.S. GAAP measure. Refer to Non-U.S. GAAP Measures for a reconciliation of the effect of the tax-equivalent adjustment.

(3)
Average loans on a nonaccrual basis for the recognition of interest income totaled $125.3 million and $222.1 million for the quarters ended June 30, 2013 and 2012, respectively, and are included in loans for purposes of this analysis. Interest foregone on nonperforming loans was estimated to be approximately $1.2 million and $2.3 million for the quarters ended June 30, 2013 and 2012, respectively, based on the average loan portfolio yield for the respective period.

(4)	Covered interest-earning assets consist of loans acquired through an FDIC-assisted transaction that are subject to a loss share agreement and the related indemnification asset.

(5)	Refer to Glossary of Terms for definition.
Note: Prior period net interest margin computations were modified to conform with the current period presentation.

Net Interest Margin
(Dollars in thousands)
(Unaudited)
	Quarter Ended June 30,			Quarter Ended March 31,
	2013			2013
	Average Balance	Interest (1)	Yield / Rate	Average Balance	Interest (1)	Yield / Rate
Assets:
Federal funds sold and interest-bearing deposits in banks	$181,823	$112	0.24%	$335,916	$208	0.25%
Securities:
Taxable	2,149,465	12,519	2.33%	2,106,304	12,822	2.44%
Tax-exempt (2)	239,851	2,337	3.90%	220,522	2,286	4.15%
Total securities	2,389,316	14,856	2.49%	2,326,826	15,108	2.60%
FHLB stock	34,270	62	0.72%	38,129	90	0.94%
Loans, excluding covered assets:
Commercial	6,635,679	74,150	4.42%	6,529,029	71,256	4.37%
Commercial real estate	2,502,503	23,920	3.78%	2,651,132	25,392	3.83%
Construction	194,958	2,051	4.16%	188,211	1,953	4.15%
Residential	395,196	3,633	3.68%	406,091	3,762	3.71%
Personal and home equity	376,955	3,031	3.22%	389,395	3,206	3.34%
Total loans, excluding covered assets (3)	10,105,291	106,785	4.18%	10,163,858	105,569	4.16%
Total interest-earning assets before covered assets (2)	12,710,700	121,815	3.80%	12,864,729	120,975	3.76%
Covered assets (4)	148,242	621	1.66%	161,842	1,218	3.02%
Total interest-earning assets (2)	12,858,942	$122,436	3.77%	13,026,571	$122,193	3.75%
Cash and due from banks	143,973			142,925
Allowance for loan and covered loan losses	(181,235)			(188,894)
Other assets	588,082			636,726
Total assets	$13,409,762			$13,617,328
Liabilities and Equity:
Interest-bearing demand deposits	$1,250,305	$1,034	0.33%	$1,264,740	$1,115	0.36%
Savings deposits	246,928	126	0.21%	274,310	164	0.24%
Money market accounts	4,383,915	3,760	0.34%	4,566,766	4,235	0.38%
Time deposits	1,494,380	3,772	1.01%	1,525,931	3,936	1.05%
Brokered time deposits	1,152,635	1,184	0.41%	1,000,613	1,193	0.48%
Total interest-bearing deposits	8,528,163	9,876	0.46%	8,632,360	10,643	0.50%
Short-term and secured borrowings	173,089	410	0.94%	92,906	118	0.51%
Long-term debt	499,793	7,613	6.08%	499,793	7,608	6.09%
Total interest-bearing liabilities	9,201,045	$17,899	0.78%	9,225,059	$18,369	0.80%
Noninterest-bearing demand deposits	2,816,783			3,005,007
Other liabilities	141,793			159,634
Equity	1,250,141			1,227,628
Total liabilities and equity	$13,409,762			$13,617,328
Net interest spread (2)(5)			2.99%			2.95%
Effect of noninterest-bearing funds			0.23%			0.24%
Net interest income/margin (2)(5)		$104,537	3.22%		$103,824	3.19%

(1)	Interest income included $6.3 million and $5.1 million in loan fees for the quarters ended June 30, 2013 and March 31, 2013, respectively.

(2)
Interest income and yields are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This is a non-U.S. GAAP measure. Refer to Non-U.S. GAAP Measures for a reconciliation of the effect of the tax-equivalent adjustment.

(3)
Average loans on a nonaccrual basis for the recognition of interest income totaled $125.3 million and $137.0 million for the quarters ended June 30, 2013 and March 31, 2013, respectively, and are included in loans for purposes of this analysis. Interest foregone on nonperforming loans was estimated to be approximately $1.2 million and $1.4 million for the quarters ended June 30, 2013 and March 31, 2013, respectively, based on the average loan portfolio yield for the respective period.

(4)	Covered interest-earning assets consist of loans acquired through an FDIC-assisted transaction that are subject to a loss share agreement and the related indemnification asset.

(5)	Refer to Glossary of Terms for definition.

Net Interest Margin
(Dollars in thousands)
(Unaudited)
	Six Months Ended June 30,
	2013			2012
	Average Balance	Interest (1)	Yield / Rate	Average Balance	Interest (1)	Yield / Rate
Assets:
Federal funds sold and interest-bearing deposits in banks	$258,444	$320	0.25%	$211,050	$265	0.25%
Securities:
Taxable	2,128,004	25,341	2.38%	2,069,864	29,981	2.90%
Tax-exempt (2)	230,240	4,623	4.02%	161,919	4,015	4.96%
Total securities	2,358,244	29,964	2.54%	2,231,783	33,996	3.05%
FHLB stock	36,189	152	0.83%	42,070	253	1.19%
Loans, excluding covered assets:
Commercial	6,582,441	145,406	4.39%	5,573,826	129,444	4.59%
Commercial real estate	2,576,407	49,312	3.81%	2,688,545	56,301	4.14%
Construction	191,604	4,004	4.16%	228,601	4,147	3.59%
Residential	400,805	7,395	3.69%	333,940	7,249	4.34%
Personal and home equity	383,155	6,237	3.28%	412,269	7,398	3.61%
Total loans, excluding covered assets (3)	10,134,412	212,354	4.17%	9,237,181	204,539	4.38%
Total interest-earning assets before covered assets (2)	12,787,289	242,790	3.78%	11,722,084	239,053	4.04%
Covered assets (4)	155,004	1,839	2.37%	251,200	4,142	3.28%
Total interest-earning assets (2)	12,942,293	$244,629	3.76%	11,973,284	$243,195	4.03%
Cash and due from banks	143,443			144,741
Allowance for loan and covered loan losses	(185,043)			(221,434)
Other assets	612,269			705,779
Total assets	$13,512,962			$12,602,370
Liabilities and Equity:
Interest-bearing demand deposits	$1,257,482	$2,149	0.34%	$725,312	$1,435	0.40%
Savings deposits	260,543	291	0.23%	221,740	317	0.29%
Money market accounts	4,474,835	7,995	0.36%	4,060,241	8,550	0.42%
Time deposits	1,510,069	7,708	1.03%	1,346,836	7,795	1.16%
Brokered time deposits	1,077,044	2,376	0.44%	1,096,638	2,616	0.48%
Total interest-bearing deposits	8,579,973	20,519	0.48%	7,450,767	20,713	0.56%
Short-term and secured borrowings	133,219	528	0.79%	257,990	265	0.20%
Long-term debt	499,793	15,221	6.08%	379,628	11,116	5.81%
Total interest-bearing liabilities	9,212,985	$36,268	0.79%	8,088,385	$32,094	0.79%
Noninterest-bearing demand deposits	2,910,375			3,025,241
Other liabilities	150,654			164,977
Equity	1,238,948			1,323,767
Total liabilities and equity	$13,512,962			$12,602,370
Net interest spread (2)(5)			2.97%			3.24%
Effect of noninterest-bearing funds			0.23%			0.25%
Net interest income/margin (2)(5)		$208,361	3.20%		$211,101	3.49%

(1)	Interest income included $11.5 million and $13.6 million in loan fees for the six months ended June 30, 2013 and 2012, respectively.

(2)
Interest income and yields are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This is a non-U.S. GAAP measure. Refer to Non-U.S. GAAP Measures for a reconciliation of the effect of the tax-equivalent adjustment.

(3)
Average loans on a nonaccrual basis for the recognition of interest income totaled $131.5 million and $240.3 million for the six months ended June 30, 2013 and 2012, respectively, and are included in loans for purposes of this analysis. Interest foregone on nonperforming loans was estimated to be approximately $2.6 million and $5.1 million for the six months ended June 30, 2013 and 2012, respectively, based on the average loan portfolio yield for the respective period.

(4)	Covered interest-earning assets consist of loans acquired through an FDIC-assisted transaction that are subject to a loss share agreement and the related indemnification asset.

(5)	Refer to Glossary of Terms for definition.
Note: Prior period net interest margin computations were modified to conform with the current period presentation.

NON-U.S. GAAP FINANCIAL MEASURES

This press release contains both U.S. GAAP and non-U.S. GAAP based financial measures. These non-U.S. GAAP financial measures include net interest income, net interest margin, net revenue, operating profit, and efficiency ratio all on a fully taxable-equivalent basis, return on average tangible common equity, Tier 1 common equity to risk-weighted assets, tangible equity to tangible assets, tangible equity to risk-weighted assets, tangible common equity to tangible assets, and tangible book value. We believe that presenting these non-U.S. GAAP financial measures will provide information useful to investors in understanding our underlying operational performance, our business, and performance trends and facilitates comparisons with the performance of others in the banking industry.

We use net interest income on a taxable-equivalent basis in calculating various performance measures by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments assuming a 35% tax rate. Management believes this measure to be the preferred industry measurement of net interest income as it enhances comparability to net interest income arising from taxable and tax-exempt sources, and accordingly believes that providing this measure may be useful for peer comparison purposes.

In addition to capital ratios defined by banking regulators, we also consider various measures when evaluating capital utilization and adequacy, including return on average tangible common equity, Tier 1 common equity to risk-weighted assets, tangible equity to tangible assets, tangible equity to risk-weighted assets, tangible common equity to tangible assets, and tangible book value. These calculations are intended to complement the capital ratios defined by banking regulators for both absolute and comparative purposes. All of these measures exclude the ending balances of goodwill and other intangibles while certain of these ratios exclude preferred capital components. Because U.S. GAAP does not include capital ratio measures, we believe there are no comparable U.S. GAAP financial measures to these ratios. We believe these non-U.S. GAAP financial measures are relevant because they provide information that is helpful in assessing the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of our capitalization to other companies. However, because there are no standardized definitions for these ratios, our calculations may not be comparable with other companies, and this may affect the usefulness of these measures to investors. Calculations of the Tier 1 common equity to risk-weighted assets ratio contained herein exclude the effect of the final Basel III capital rules adopted and issued by the Federal Reserve Board on July 2, 2013, which are not yet effective.

Non-U.S. GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-U.S. GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation or as a substitute for analyses of results as reported under U.S. GAAP. As a result, we encourage readers to consider our Consolidated Financial Statements in their entirety and not to rely on any single financial measure.

Non-U.S. GAAP Financial Measures (continued)
(Amounts in thousands)
(Unaudited)

The following table reconciles non-U.S. GAAP financial measures to U.S. GAAP.

	Quarters Ended
	2013		2012
	June 30	March 31	December 31	September 30	June 30
Taxable-equivalent net interest income
U.S. GAAP net interest income	$103,732	$103,040	$104,803	$105,408	$105,346
Taxable-equivalent adjustment	805	784	765	729	699
Taxable-equivalent net interest income (a)	$104,537	$103,824	$105,568	$106,137	$106,045

Average Earning Assets (b)	$12,858,942	$13,026,571	$13,115,687	$12,420,769	$12,148,279

Net Interest Margin ((a) annualized) / (b)	3.22%	3.19%	3.16%	3.35%	3.46%

Net Revenue
Taxable-equivalent net interest income (a)	$104,537	$103,824	$105,568	$106,137	$106,045
U.S. GAAP non-interest income	29,009	30,468	29,454	27,837	26,246
Net revenue (c)	$133,546	$134,292	$135,022	$133,974	$132,291

Operating Profit
U.S. GAAP income before income taxes	$46,643	$44,188	$39,765	$38,006	$30,696
Provision for loan and covered loan losses	8,843	10,357	13,177	13,509	17,038
Taxable-equivalent adjustment	805	784	765	729	699
Operating profit	$56,291	$55,329	$53,707	$52,244	$48,433

Efficiency Ratio
U.S. GAAP non-interest expense (d)	$77,255	$78,963	$81,315	$81,730	$83,858
Net revenue	$133,546	$134,292	$135,022	$133,974	$132,291
Efficiency ratio (c) / (d)	57.85%	58.80%	60.22%	61.00%	63.39%

Adjusted Net Income
U.S. GAAP net income available to common stockholders	$28,915	$27,270	$20,040	$19,607	$14,062
Amortization of intangibles, net of tax	473	473	411	407	404
Adjusted net income (e)	$29,388	$27,743	$20,451	$20,014	$14,466

Average Tangible Common Equity
U.S. GAAP average total equity	$1,250,141	$1,227,628	$1,260,875	$1,356,244	$1,332,178
Less: average goodwill	94,506	94,519	94,531	94,544	94,556
Less: average other intangibles	11,644	12,426	13,152	13,820	14,341
Less: average preferred stock	—	—	60,409	241,389	240,993
Average tangible common equity (f)	$1,143,991	$1,120,683	$1,092,783	$1,006,491	$982,288

Return on average tangible common equity ((e) annualized) / (f)	10.30%	10.04%	7.45%	7.91%	5.92%

Non-U.S. GAAP Financial Measures (continued)
(Amounts in thousands)
(Unaudited)

	Six Months Ended June 30,
	2013	2012
Taxable-equivalent net interest income
U.S. GAAP net interest income	$206,772	$209,722
Taxable-equivalent adjustment	1,589	1,379
Taxable-equivalent net interest income (a)	$208,361	$211,101

Average Earning Assets (b)	$12,942,293	$11,973,284

Net Interest Margin ((a) annualized) / (b)	3.20%	3.49%

Net Revenue
Taxable-equivalent net interest income (a)	$208,361	$211,101
U.S. GAAP non-interest income	59,477	53,750
Net revenue (c)	$267,838	$264,851

Operating Profit
U.S. GAAP income before income taxes	$90,831	$54,646
Provision for loan and covered loan losses	19,200	44,739
Taxable-equivalent adjustment	1,589	1,379
Operating profit	$111,620	$100,764

Efficiency Ratio
U.S. GAAP non-interest expense (d)	$156,218	$164,087
Net revenue	$267,838	$264,851
Efficiency ratio (c) / (d)	58.33%	61.95%

Adjusted Net Income
U.S. GAAP net income available to common stockholders	$56,185	$24,881
Amortization of intangibles, net of tax	946	808
Adjusted net income (e)	$57,131	$25,689

Average Tangible Common Equity
U.S. GAAP average total equity	$1,238,948	$1,323,767
Less: average goodwill	94,513	94,562
Less: average other intangibles	12,033	14,674
Less: average preferred stock	—	240,797
Average tangible common equity (f)	$1,132,402	$973,734

Return on average tangible common equity ((e) annualized) / (f)	10.19%	5.31%

Non-U.S. GAAP Financial Measures (continued)
(Amounts in thousands)
(Unaudited)

	2013		2012
	June 30	March 31	December 31	September 30	June 30
Tier 1 Common Capital
U.S. GAAP total equity	$1,233,040	$1,232,065	$1,207,166	$1,363,440	$1,334,154
Trust preferred securities	244,793	244,793	244,793	244,793	244,793
Less: accumulated other comprehensive income, net of tax	14,180	44,285	48,064	55,818	50,987
Less: goodwill	94,496	94,509	94,521	94,534	94,546
Less: other intangibles	11,266	12,047	12,828	13,500	14,152
Tier 1 risk-based capital	1,357,891	1,326,017	1,296,546	1,444,381	1,419,262
Less: preferred stock	—	—	—	241,585	241,185
Less: trust preferred securities	244,793	244,793	244,793	244,793	244,793
Tier 1 common capital (e)	$1,113,098	$1,081,224	$1,051,753	$958,003	$933,284

Tangible Common Equity
U.S. GAAP total equity	$1,233,040	$1,232,065	$1,207,166	$1,363,440	$1,334,154
Less: goodwill	94,496	94,509	94,521	94,534	94,546
Less: other intangibles	11,266	12,047	12,828	13,500	14,152
Tangible equity (f)	1,127,278	1,125,509	1,099,817	1,255,406	1,225,456
Less: preferred stock	—	—	—	241,585	241,185
Tangible common equity (g)	$1,127,278	$1,125,509	$1,099,817	$1,013,821	$984,271

Tangible Assets
U.S. GAAP total assets	$13,476,493	$13,372,230	$14,057,515	$13,278,554	$12,942,176
Less: goodwill	94,496	94,509	94,521	94,534	94,546
Less: other intangibles	11,266	12,047	12,828	13,500	14,152
Tangible assets (h)	$13,370,731	$13,265,674	$13,950,166	$13,170,520	$12,833,478

Risk-weighted Assets (i)	$12,296,092	$12,164,677	$12,337,398	$11,804,578	$11,588,371

Period-end Common Shares Outstanding (j)	77,630	77,649	77,115	72,436	72,424

Ratios:
Tier 1 common equity to risk-weighted assets (e) / (i)	9.05%	8.89%	8.52%	8.12%	8.05%
Tangible equity to tangible assets (f) / (h)	8.43%	8.48%	7.88%	9.53%	9.55%
Tangible equity to risk-weighted assets (f) / (i)	9.17%	9.25%	8.91%	10.63%	10.57%
Tangible common equity to tangible assets (g) / (h)	8.43%	8.48%	7.88%	7.70%	7.67%
Tangible book value (g) / (j)	$14.52	$14.49	$14.26	$14.00	$13.59

Glossary of Terms

Assets under management and administration (“AUMA”) - Assets held in trust where we serve as trustee or in accounts where we make investment decisions on behalf of clients. AUMA also includes non-managed assets we hold in custody for clients or for which we receive fees for advisory or brokerage services. We do not include these assets on our Consolidated Balance Sheets.

Book value - Total common equity divided by outstanding shares of common stock at end of period.

CDARS® deposit program - A deposit services arrangement that effectively achieves FDIC deposit insurance for jumbo deposit relationships. These deposits are classified as brokered time deposits for regulatory deposit purposes; however, we classify certain of these deposits as client CDARS® due to the source being our client relationships and are, therefore, not traditional ‘brokered’ time deposits. We also participate in a non-client CDARS® program that is more like a traditional brokered time deposit program.

Client deposits - Total deposits, net of traditional brokered time deposits and non-client CDARS®.

Common equity - Total equity less preferred stock.

Covered assets - Assets acquired through an FDIC-assisted transaction that are subject to a loss share agreement and are presented separately on the Consolidated Balance Sheets.

Credit quality indicators - The Company has adopted an internal risk rating policy in which each loan is rated for credit quality with a numerical rating of 1 through 8. Loans rated 5 and better (1-5 ratings, inclusive) are credits that exhibit acceptable financial performance, cash flow, and leverage. We attempt to mitigate risk by structure, collateral, monitoring, and other meaningful controls. Credits rated 6 are performing in accordance with contractual terms but are considered "special mention" as these credits demonstrate potential weakness that if left unresolved, may result in deterioration in the Company’s credit position and/or the repayment prospects for the credit. Borrowers rated special mention may exhibit adverse operating trends, high leverage, tight liquidity or other credit concerns. Loans rated 7 may be classified as either accruing ("potential problem") or nonaccrual ("nonperforming"). Potential problem loans, like special mention, are loans that are performing in accordance with contractual terms, but for which management has some level of concern (greater than that of special mention loans) about the ability of the borrowers to meet existing repayment terms in future periods. These loans continue to accrue interest but the ultimate collection of these loans in full is questionable due to the same conditions that characterize a 6-rated credit. These credits may also have somewhat increased risk profiles as a result of the current net worth and/or paying capacity of the obligor or guarantors or the value of the collateral pledged. These loans generally have a well-defined weakness that may jeopardize collection of the debt and are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not resolved. Although these loans are generally identified as potential problem loans and require additional attention by management, they may never become nonperforming. Nonperforming loans include nonaccrual loans risk rated 7 or 8 and have all the weaknesses inherent in a 7-rated potential problem loan with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently-existing facts, conditions and values, highly questionable and improbable. Special mention, potential problem and nonperforming loans are reviewed at a minimum on a quarterly basis, while all other rated credits over a certain dollar threshold, depending on loan type, are reviewed annually or more frequently as the situation warrants.

Credit valuation adjustment ("CVA") - An adjustment may need to be incorporated into the valuation of derivative instruments for nonperformance risk to include the counterparty’s credit risk and the Company’s own credit risk. This adjustment is referred to as the CVA. The CVA represents the credit component of fair value with regard to both client-based trades and the related matched trades with interbank dealer counterparties.

Efficiency ratio - Total non-interest expense divided by the sum of net interest income on a tax-equivalent basis and non-interest income. This is a non-U.S. GAAP financial measure.

Fee revenue as percent of total revenue ratio - Total non-interest income less net securities gains (losses) divided by the sum of net interest income and non-interest income less net securities gains (losses).

U.S. GAAP - Accounting principles generally accepted in the United States of America.

Net interest margin - Expressed as a percentage, net interest margin is a ratio computed as annualized taxable-equivalent net interest income divided by average interest-earning assets. The annualization of net interest income for the quarterly yield takes into consideration the interest payment convention at the product level. This is a non-U.S. GAAP financial measure.

Glossary of Terms (continued)

Net interest spread - The difference between the average yield earned on interest-earning assets on a taxable-equivalent basis and the average rate paid for interest-bearing liabilities.

Net overhead ratio - Total non-interest expense less non-interest income divided by average total assets.

Net revenue - The sum of taxable equivalent net interest income and non-interest income. This is a non-U.S. GAAP financial measure.

Non-U.S. GAAP - Certain financial measures within this document that are not formally defined by U.S. GAAP or codified in the federal banking regulations. A reconciliation of these non-U.S. GAAP financial measures may be found on the previous pages.

Operating profit - The sum of U.S. GAAP income before income taxes, provision for loan and covered loan losses and taxable-equivalent adjustment. This is a non-U.S. GAAP financial measure.

Return on average tangible common equity - Annualized net income available to common stockholders, adjusted for tax-affected amortization of intangibles, divided by average tangible common equity. Average tangible common equity equals average total equity less average goodwill, average intangible assets, and average preferred stock. This is a non-U.S. GAAP financial measure.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as currently defined by the Board of Governors of the Federal Reserve System without giving effect to the final Basel III capital rules adopted and issued by the Federal Reserve Board on July 2, 2013 which are not yet effective) to assets and off-balance sheet instruments.

Tangible book value - Total common equity less goodwill and other intangibles divided by outstanding shares of common stock at end of period. This is a non-U.S. GAAP financial measure.

Tangible common equity to tangible assets ratio - Tangible common equity divided by tangible assets, where tangible common equity equals total equity less preferred stock, goodwill and other intangible assets and tangible assets equals total assets less goodwill and other intangible assets. This is a non-U.S. GAAP financial measure.

Taxable-equivalent net interest income - The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under U.S. GAAP on the Consolidated Income Statement.

Tier 1 common capital - Tier 1 risk-based capital, less preferred equity, less trust preferred capital securities, and less noncontrolling interests, as calculated under currently effective requirements and without giving effect to the final Basel III capital rules recently adopted and issued by the Federal Reserve Board on July 2, 2013.

Tier 1 equity to risk-weighted assets ratio - Tier 1 common capital divided by period-end risk-weighted assets. This is a non-U.S. GAAP financial measure and for purposes of our presentation we calculate risk-weighted assets under currently effective requirements and not under the final Basel III capital rules adopted and issued by the Federal Reserve Board on July 2, 2013 which are not yet effective.

Tier 1 leverage ratio - Tier 1 risk-based capital divided by adjusted average total assets.

Tier 1 risk-based capital - Total equity, plus trust preferred capital securities, plus certain noncontrolling interests that are held by others; less goodwill and certain other intangible assets, less equity investments in nonfinancial companies, less ineligible servicing assets, less disallowed deferred tax assets and less net unrealized holding gains (losses) on available-for-sale equity securities, available-for-sale debt securities, and cash flow hedge derivatives.

Tier 1 risk-based capital ratio - Tier 1 risk-based capital divided by period-end risk-weighted assets.

Total risk-based capital - Tier 1 risk-based capital plus qualifying subordinated debt, other noncontrolling interest not qualified as Tier 1, eligible gains on available-for-sale equity securities and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio - Total risk-based capital divided by period-end risk-weighted assets.